UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐           Preliminary Proxy Statement
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☑           Definitive Proxy Statement
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☐           Soliciting Material Pursuant to §240.14a-12
Neurologix, Inc.
(Name of Registrant as Specified In Its Charter)
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As filed with the Commission on April 3, 2007

April 10, 2007
Dear Stockholder:
     You are cordially invited to attend the annual meeting of stockholders of Neurologix, Inc. to be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Wednesday, May 9, 2007, at 10:00 a.m. At this meeting, we will ask you to consider and vote upon the election of three Class I directors and the amendment and restatement of the Corporation’s Restated Certificate of Incorporation to (i) increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000, (ii) increase the total number of authorized shares of capital stock from 65,000,000 to 105,000,000, (iii) delete the designation of Series B Preferred Stock and (iv) reduce the number of authorized shares of Series A Preferred Stock from 300,000 to 650.
     Your vote is important. Whether or not you plan to attend the annual meeting, we recommend that you complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the annual meeting. The enclosed proxy statement provides you with detailed information about the proposals submitted for your consideration. We urge you to read it carefully.
     On behalf of your Board of Directors, I thank you for your support and appreciate your consideration.
     Very truly yours,

     John E. Mordock
     Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 9, 2007
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neurologix, Inc., a Delaware corporation (the “Corporation”), will be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Wednesday, May 9, 2007, at 10:00 a.m., Eastern time, for the following purposes:

1.	To elect three Class I directors to hold office for a term of three years; and

2.	To approve the amendment and restatement of the Company’s Restated Certificate of Incorporation to:
(i) increase the number authorized shares of Common Stock from 60,000,000 to 100,000,000;
(ii) increase the total number of authorized shares of capital stock from 65,000,000 to 105,000,000;
(iii) delete the designation of Series B Preferred Stock; and
(iv) reduce the number of authorized shares of Series A Preferred Stock from 300,000 to 650.
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS PRESENTED IN THE PROXY STATEMENT.
     The Board of Directors has fixed the close of business on April 2, 2007 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.
     A copy of the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2006 is enclosed.
     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.
By Order of the Board of Directors,
Marc L. Panoff
Chief Financial Officer, secretary and Treasurer

One Bridge Plaza
Fort Lee, New Jersey 07024
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS – MAY 9, 2007
     This Proxy Statement is furnished by the Board of Directors (the “Board”) of Neurologix, Inc., a Delaware corporation (the “Corporation”). The Proxy Statement is being sent to the Corporation’s stockholders in connection with the solicitation of proxies by the Board, on behalf of the Corporation, to be used at the Annual Meeting of Stockholders, which will be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Wednesday, May 9, 2007, at 10:00 a.m., Eastern time. The Corporation’s offices are located at One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024.
     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to the Corporation’s stockholders on or about April 10, 2007. A copy of the Corporation’s Annual Report to Stockholders for the year ended December 31, 2006 is also enclosed.
     You are requested to complete, date and sign the accompanying proxy and return it to the Corporation in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Corporation bearing a later date than the date on the proxy and any stockholder attending the meeting may vote in person whether or not he has previously submitted a proxy. The Corporation may solicit proxies in person, by mail, telephone, facsimile, e-mail or other similar means. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the proposals set forth below.
     The Board has fixed the close of business on April 2, 2007 as the record date (the “Record Date”) for the determination of stockholders who are entitled to notice of and to vote at the meeting. As of the Record Date, the outstanding number of voting securities of the Corporation was 26,933,418 shares, consisting of 26,542,924 shares of common stock, par value $0.001 per share (“Common Stock”), 645 shares of Series A convertible preferred stock, par value $0.10 per share (“Series A Preferred Stock”) and 389,849 shares of Series C convertible preferred stock, par value $0.10 per share (“Series C Preferred Stock”). For each share held as of the Record Date, each holder of Common Stock is entitled to one vote, each holder of Series A Preferred Stock is entitled to one vote and each holder of Series C Preferred Stock is entitled to approximately 19.66 votes.
     The presence, in person or by proxy, at the meeting of the holders of at least a majority of the shares issued and outstanding and entitled to vote will constitute a quorum. A plurality of the votes of the total number of the shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock present at the meeting will be necessary to approve Proposal 1 regarding the election of three Class I directors of the Corporation. A majority of the votes of the total number of the shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock present at the meeting will be necessary for the approval of Proposal 2 regarding the amendment and restatement of the Corporation’s Restated Certificate of Incorporation (the “Charter”) to: (i) increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000, (ii) increase the total number of authorized shares of capital stock from 65,000,000 to 105,000,000, (iii) delete the designation of Series B Preferred Stock and (iv) reduce the number of authorized shares of Series A Preferred Stock from 300,000 to 650 and all other proposals. Under applicable Delaware law, in tabulating votes, abstentions (including broker non votes) will be disregarded and will have no effect on the outcome of the vote.
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
     As of the Record Date, the persons and entities listed below were, to the knowledge of the Corporation, the only beneficial owners of more than five percent of the outstanding shares of Common Stock.

			Percentage of
	Amount and Nature Of		Outstanding
Name and Address of Beneficial Owner	Beneficial Ownership		Shares

Palisade Private Partnership, L.P.	6,839,252	(1)	19.99%

Warwick J. Greenwood, Trustee ATEC Trust	3,387,608	(2)	9.90%

DaimlerChrysler Corp. Master Retirement Trust	4,121,047	(3)	11.73%

Trustees of General Electric Pension Trust	4,121,047	(4)	11.73%

Martin J. Kaplitt, M.D.	2,413,001	(5)	7.05%

Medtronic, Inc.	2,321,559	(6)	6.73%

(1)	Based on information provided in the Schedule 13D filed on May 17, 2006, Palisade Private Partnership, L.P. (“PPP”) is an investment limited partnership formed under the laws of Delaware. Palisade Private Holdings, LLC (“Holdings”), a Delaware limited liability company, is the general partner of PPP and is deemed to beneficially own the shares owned by PPP. PPP’s address is Palisade Private Holdings, LLC — One Bridge Plaza — Suite 695 — Fort Lee, New Jersey 07024.

(2)	Based upon the Form 4 filed with the SEC by ATEC Trust (“ATEC”), a trust organized under the laws of New Zealand, on July 14, 2006. Warwick Greenwood is the trustee of ATEC. ATEC’s address is Auckland Technology Enabling Corporation Limited — P.O. Box 10-359 — 8th Floor, Lumley House — 93 The Terrace — Wellington, New Zealand.

(3)	Based upon the filings under Section 16 of the Exchange Act filed with the SEC by DaimlerChrysler Corporation Master Retirement Trust (“DaimlerChrysler”). DaimlerChrysler’s address is c/o State Street Corporation, 225 Liberty Street, 24th Floor, New York, New York 10281.

(4)	Based upon the filings under Section 16 of the Exchange Act filed with the SEC by the Trustees of General Electric Pension Trust (“GEPT”). GEPT’s address is 3001 Summer Street, Stamford, Connecticut 06905.

(5)	Includes 97,391 shares owned through Dr. Kaplitt’s Keogh-Profit Sharing Plan and 2,315,610 shares owned individually. Dr. Kaplitt’s address is that of the Corporation.

(6)	Based upon the Schedule 13D filed with the SEC by Medtronic, Inc. on May 6, 2005. Medtronic’s address is 710 Medtronic Parkway, Minneapolis, Minnesota 55432.
SECURITY OWNERSHIP OF BOARD AND MANAGEMENT
     The following table shows: (i) the number of shares of Common Stock that each of the Corporation’s directors, nominees and executive officers beneficially owned or had the right to acquire beneficial ownership of as of, or within sixty days of, the Record Date; and (ii) the percentage ownership of the outstanding shares of Common Stock represented thereby. The address for each of such persons is the address of the Corporation.

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class

Cornelius E. Golding	10,000		*

Clark A. Johnson	645,508	(1)	1.88%

Martin J. Kaplitt, M.D.	2,413,001		7.05%

Austin M. Long, III	133,333	(2)	*

Craig J. Nickels	146,666	(3)	*

Jeffrey B. Reich, M.D.	71,000	(4)	*

Michael Sorell, M.D.	787,815	(5)	2.25%

Elliott H. Singer	70,000	(6)	*

John E. Mordock	313,333	(7)	*

Marc L. Panoff	70,000	(8)	*

Christine V. Sapan	10,000		*

Officers and Directors as a Group (11 persons)	4,670,656		13.06%

*	Represents less than 1% of the outstanding shares.

(1)	Includes 10,000 shares of Common Stock which were acquired upon the exercise of options on October 6, 2005. Includes 60,000 shares of Common Stock which may be acquired upon the exercise of options which are or become exercisable within sixty days of the Record Date.

(2)	Includes 133,333 shares of Common Stock which may be acquired upon the exercise of options which are or become exercisable within sixty days of the Record Date.

(3)	Includes 126,666 shares of Common Stock which may be acquired upon the exercise of options which are or become exercisable within sixty days of the Record Date.

(4)	Includes 70,000 shares of Common Stock which may be acquired upon the exercise of options which are or become exercisable within sixty days of the Record Date.

(5)	Includes 787,815 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately. Michael Sorell is not standing for re-election at the 2007 Annual Meeting of Stockholders.

(6)	Includes 30,000 shares of Common Stock which may be acquired upon the exercise of options which are or become exercisable within sixty days of the Record Date.

(7)	Includes 293,333 shares of Common Stock which may be acquired upon the exercise of options which are or become exercisable within sixty days of the Record Date.

(8)	Includes 60,000 shares of Common Stock which may be acquired upon the exercise of options which are or become exercisable within sixty days of the Record Date.
PROPOSAL NUMBER 1: ELECTION OF THREE CLASS I DIRECTORS
     The Corporation’s Charter and by-laws provide that the Board is divided into three classes: Class I directors, Class II directors and Class III directors. The members of one of the three classes of directors are elected each year for a three-year term. The stockholders will elect three Class I directors at the meeting, each to serve for a three-year term expiring at our Annual Meeting of Stockholders in 2010 or until his successor has been elected and qualified, or until the earliest of his death, resignation or retirement. The Corporation’s certificate of incorporation provides that the total number of directors constituting the entire Board shall not be less than three nor more than twelve, with the then authorized directors being fixed from time to time by the Board. Currently, the Board is comprised of nine directors.
Nominees For Election As Class I Directors
     Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of Common Stock that they represent to elect Clark A. Johnson, Jeffrey B. Reich and William J. Gedale to serve as Class I directors.
     CLARK A. JOHNSON – Mr. Johnson, age 75, has been a director of the Corporation since February 2004. He has been the Chairman of PSS World Medical, Inc., a national distributor of medical equipment and supplies to physicians, hospitals, nursing homes, and diagnostic imaging facilities since October 2000. From August 1985 to June 1998, Mr. Johnson served as Chief Executive Officer of Pier 1 Imports, a specialty retailer of imported decorative home furnishings, gifts and related items, also becoming Chairman in 1988. Currently, Mr. Johnson serves on the board of directors of REFAC Optical Group, a provider of managed vision and professional eye care products and services and an affiliate of PCM, MetroMedia International Group, an international telecommunications company, World Factory Inc., an international sourcing and product development company specializing in outdoor living and hardware products and Brain Twist Inc., a specialty drink development company. Mr. Johnson owns 5% of the preferred, non-voting equity interest in PCM.
     JEFFREY B. REICH, M.D. – Dr. Reich, age 45, became a director of the Corporation on February 9, 2005. Since January 2007, Dr. Reich has served as a healthcare analyst at Cramer Rosenthal McGlynn, a New York City-based investment and asset management firm. From 2005 to 2006 Dr. Reich was a principal at Merlin Biomed Group, a New York City-based asset management firm that invests globally in public and private healthcare companies. Dr. Reich has also served as an assistant professor of clinical neurology at Weill Medical College of Cornell University since 1995. He received his medical degree from Weill Medical College of Cornell University in 1987. Dr. Reich was initially elected to the Board pursuant to the Stock Purchase Agreement, dated as of February 4, 2005 by and among the Corporation, Merlin Biomed Long Term Appreciation Fund LP and Merlin Biomed Offshore Master Fund LP. (collectively, “Merlin”). This agreement gave Merlin the right to appoint Dr. Reich to the Board. Upon Dr. Reich’s resignation from Merlin, the agreement was amended to eliminate this right.
     WILLIAM J. GEDALE – Mr. Gedale, age 64, is a first time nominee for director of the Corporation. He is the co-founder of NGN Capital and has been a Managing General Partner thereof since 2003. Mr. Gedale was the President and Chief Executive Officer of Mount Everest Advisors, an investment counseling firm which he founded in 1996. He also served as an investment advisor to individuals and as a consultant to Warburg-Pincus Capital Management, the world’s largest venture capital firm, between 1999 and 2001. Before founding Mount Everest Advisors, he was a Managing Director at John W. Bristol & Co., a privately owned, independent investment advisor, in 1995. From 1969 to 1995, Mr. Gedale was with General American Investors, one of the nation’s oldest closed-end funds, and held various positions, including President and Chief Executive Officer from 1989 to 1995. He is currently Chairman of Promosone, a privately held bioproduction and biopharmaceutical company, and Vice Chairman of Enzybiotics, a privately held biopharmaceutical company working to combat various infectious disease pathogens. He was previously a director of Gamco (Gabelli Holding), General American Investors, Allied Clinical Laboratories, U.S. Home Health Care, Unilab Corporation, and BioReliance Corporation. Mr. Gedale holds an M.B.A. from New York University, a J.D. from Fordham Law School and an A.B. from Syracuse University.
     Michael Sorell, the Corporation’s former Chief Executive Officer, is currently a Class I a director of the Corporation is not standing for re-election at the 2007 Annual Meeting of Stockholders.
     Election of the Class I directors of the Corporation will require the affirmative vote of a plurality of the stockholders present in person or represented by proxy at the meeting and entitled to vote thereat.

     THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ITS NOMINEES FOR CLASS I DIRECTORS.
PROPOSAL NUMBER 2: AMENDMENT AND RESTATEMENT OF CHARTER
TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK,
INCREASE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK,
DELETE SERIES B PREFERRED STOCK AND
REDUCE THE NUMBER OF AUTHORIZED SHARES OF SERIES A PREFERRED STOCK
     The Corporation is proposing to amend and restate the Charter to: (i) increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000, (ii) increase the total number of authorized shares of capital stock from 65,000,000 to 105,000,000, (iii) delete the designation of Series B Preferred Stock and (iv) decrease the number of authorized shares of Series A Preferred Stock from 300,000 to 650.
     A copy of the complete text of the Charter as it is proposed to be amended and restated (the “Restated Charter”) is included as Annex A to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Restated Charter. You are urged to read the Restated Charter in its entirety.
Common Stock
     The principal reason for the proposed amendment to the Charter to increase the number of authorized shares of Common Stock is to ensure that a sufficient number of shares of Common Stock are available to provide flexibility to the Corporation in any future equity issuances as the Board may deem appropriate. As disclosed in the Corporation’s 2006 Annual Report on Form 10-KSB, management believes that the Corporation’s current resources will enable it to continue as a going concern through at least December 31, 2007. The Corporation’s existing resources, however, are not sufficient to enable it to obtain the regulatory approvals necessary to commercialize its current or future product candidates. Accordingly, it will continue to seek additional funds through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements.
     Between February and April 2005, the Corporation completed a private placement of Common Stock to a group of investors led by Merlin Biomed Group. The Corporation issued approximately 2.5 shares of Common Stock in this transaction at a price of $1.30 per share. In May 2005, the Corporation completed a private placement of an additional 1,141,552 shares of Common Stock to Medtronic, Inc at a price of $1.752 per share. In May 2006, the Corporation issued and sold 342,857 shares of a newly created Series C Preferred Stock, at a price of $35.00 per share, to investors led by General Electric Pension Trust and DaimlerChrysler Corporation Master Retirement Trust in a private placement transaction. Each share of Series C Preferred Stock is convertible into 19.66 shares of Common Stock. As of the Record Date, the Corporation had reserved approximately 7,665,562 shares of Common Stock for the conversion of Series C Preferred Stock.
     As of the Record Date, there were 26,542,924 shares of Common Stock issued and outstanding, approximately 6,147,414 shares of Common Stock reserved for issuance upon the exercise of outstanding options and warrants to purchase Common Stock and approximately 7,666,207 shares reserved for issuance upon conversion of preferred stock. Accordingly, less than 20,000,000 shares of Common Stock are available for future use. The Corporation believes that authorizing an additional 40,000,000 shares of Common Stock would provide it with sufficient flexibility to raise capital through at least 2008.
     The Corporation currently has no agreements, commitments, understandings or plans to issue any additional shares of our capital stock, except upon exercise of outstanding stock options or conversion of outstanding shares of preferred stock.
Capital Stock
     Under the Charter, the Corporation’s capital stock consists of Common Stock and Preferred Stock. Currently, there are 65,000,000 shares of authorized capital stock, comprised of 60,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. For the reasons stated above, the Corporation is seeking to increase the number of authorized shares of Common Stock to 100,000,000. Accordingly, the total number of authorized shares of capital stock must be increased to 105,000,000.
Preferred Stock
     The current Charter authorizes the Corporation to issue 65,000,000 shares of capital stock, comprised of 60,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.10. The Charter authorizes 300,000 shares of Series A Preferred Stock and 4,000,000 shares of Series B Preferred Stock. A Certificate of Designation filed in May 2006 authorizes and additional 700,000 shares of Series C Preferred Stock, leaving no additional shares of Preferred Stock available for authorization. As of the record date, there were outstanding 26,542,924 shares of Common Stock, 645 shares of Series A Preferred Stock, no shares of Series B Preferred Stock and 389,849 shares of Series C Preferred Stock.
     The Series A and Series B Preferred Stock are included in the Charter because they were designated by Change Technology Partners, the Corporation’s predecessor. As of the Record Date, no shares of Series B Preferred Stock were outstanding and only 645 shares of Series A Preferred Stock were outstanding.
     As disclosed in the Corporation’s 2006 Annual Report on Form 10-KSB, management believes that the Corporation’s current resources will enable it to continue as a going concern through at least December 31, 2007. The Corporation’s existing resources, however, are not sufficient to enable it to obtain the regulatory approvals necessary to commercialize its current or future product candidates. Accordingly, it will continue to seek additional funds through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements.
     Series B
     In connection with any such future financing, if the Board were to decide that it was in the best interests of the Corporation and its stockholders to issue shares of Preferred Stock, it is unlikely that the terms and conditions of Series B Preferred Stock would be used again. There are no shares of Preferred Stock available under the Charter to authorize a new class of Preferred Stock. There are currently 4,000,000 shares of Series B Preferred Stock authorized for issuance. Deleting the Series B Preferred Stock would free up additional authorized but unissued shares of Preferred Stock and provide the Corporation with additional flexibility in its potential capital raising transactions. Additionally, since there are no outstanding Series B preferred shares, the provisions in the Charter relating to the Series B Preferred Stock complicate the Charter and create unnecessary confusion. Therefore, the Board believes that it is in the best interests of the Corporation and its stockholders to remove the Series B Preferred Stock designation from the current Charter.
     Series A
     There are 300,000 shares of Series A Preferred Stock authorized for issuance, but only 650 shares outstanding. It is unlikely that the terms and conditions of the Series A Preferred Stock would be used again. There are no shares of Preferred Stock available under the Charter to authorize a new class of Preferred Stock. Reducing the number of authorized shares of Series A Preferred Stock would free up additional authorized but unissued shares of Preferred Stock and provide the Corporation with additional flexibility in its potential capital raising transactions. Therefore, the Board believes that it is in the best interests of the Corporation and its stockholders to reduce the number of authorized shares of Series A Preferred stock from 300,000 to 650.
     The Restated Charter would still authorize 5,000,000 shares of Preferred Stock, the terms and conditions of which may be determined by the Board from time to time. The Board has no present plans to issue any additional shares of Preferred Stock, other than pursuant to required dividends on the Series C Preferred Stock.
     Other Changes
     On September 10, 2004, the Corporation completed a reverse stock split. Section 245(c) of the Delaware General Corporation Law provides that a restated certificate of incorporation may omit provisions contained in any amendment to the certificate of incorporation as were necessary to effect a change, exchange, reclassification or combination of stock, if such change, exchange, reclassification or combination has become effective. Any such omissions shall not be deemed a further amendment. In accordance with this section, we have deleted the provisions from the Charter relating to the reverse stock split. Since these changes do not constitute an amendment, they are not required to be submitted to a vote of the Corporation’s stockholders under Delaware law. These changes are marked by an asterisk in Annex A.
Charter Amendment Proposals; Reservation of Rights
     The proposed Restated Charter is set forth in Annex A to this proxy statement. If Proposals 2(i)-(iv) are approved by the requisite vote of the Corporation’s stockholders, the Restated Charter is expected to be filed with the State of Delaware shortly following the annual meeting of stockholders.
     The Board reserves the right to abandon the adoption of any of the proposed amendments to the Charter without further action by the stockholders at any time before the filing of the Restated Charter with the Delaware Secretary of State, even if Proposals 2(i)-(iv) have been approved by the stockholders at the annual meeting and all other conditions to such adoption have been satisfied.
     Although the Board does not currently anticipate exercising its rights to abandon any of the proposed amendments, nor does it contemplate specific events that would trigger abandonment, the Board will defer or abandon one or more of the proposed amendments if, in its business judgment, it determines that such amendment is no longer in the best interests of the Corporation or its stockholders.
BOARD OF DIRECTORS AND COMMITTEES
Other Directors
     The terms of the Class II and Class III directors expire in 2008 and 2009, respectively. Accordingly, these directors are not up for re-election at the meeting.

Class II Directors Continuing in Office with Terms Expiring at the 2008 Annual Meeting of Stockholders.
     CORNELIUS E. GOLDING – Mr. Golding, age 59, has been a director of the Corporation since August 2006. From 1981 to 2003, Mr. Golding served in various financial roles at Atlantic Mutual Insurance Company, a property and casualty insurance company in Madison, New Jersey. During his tenure with Atlantic Mutual, Mr. Golding first served as vice president of internal audit and comptroller before being appointed as senior vice president. Mr. Golding was promoted to chief financial officer in 1994 and served in this role until his retirement in 2003. Mr. Golding is currently a financial consultant to various property and casualty insurance companies and serves on the boards of directors of National Atlantic Holdings Corporation, a property and casualty insurance company, the Bank of Somerset Hills, a New Jersey bank, and the United Auto Insurance Group of North Miami Beach, Florida. Mr. Golding is a Certified Public Accountant and holds a B.B.A. in accounting from Saint John Fisher College and an M.B.A. in finance from Fairleigh Dickenson University.
     ELLIOTT H. SINGER - Mr. Singer, age 66, has been a director of the Corporation since November 14, 2005. Mr. Singer is a Managing Director of FairView Advisors, a financial services firm that he founded in September 2001. Mr. Singer founded and served as the Chief Executive Officer of A+ Network (formerly A+ Communications). Mr. Singer holds a B.A. from Tulane University and an MBA from the Leonard R. Stern School of Business at NYU.
     MARTIN J. KAPLITT, M.D. – Dr. Kaplitt, age 68, has been the Chairman of the Board of the Corporation since February 2004. Dr. Kaplitt served as the Executive Chairman of the Corporation from September 2004 until February 23, 2007. He also served as President of the Corporation from February 2004 to September 2004 and was previously a director and president of Neurologix Research, Inc. (“NRI”), the Corporation’s predecessor, from August 1999 to February 2004. Dr. Kaplitt has been associated with North Shore University Hospital for over 30 years and has held a variety of positions including: Chief of Thoracic and Cardiovascular Surgery from 1971 to 1978, Associate Attending in Cardiovascular Surgery from 1978 to 2001 and Adjunct Associate Attending in Surgery from 2001 to present. He was also a clinical associate professor of surgery at Cornell University Medical College. Dr. Kaplitt was a director of the Trust Company of New Jersey from 1985 through May 2004, when it was acquired by North Fork Bankcorp of Long Island, NY. Dr. Kaplitt attended Cornell University and the State University of New York, Downstate Medical Center. Dr. Kaplitt is a fellow of the American College of Surgeons and the American College of Cardiology.
Class III Directors Continuing in Office with Terms Expiring at the 2009 Annual Meeting of Stockholders
     AUSTIN M. LONG, III - Mr. Long, age 62, has been a director of the Corporation since June 2003 and is the Chairman of the Audit Committee. Mr. Long has worked as an investment professional in private markets since 1987, when he co-founded the University of Texas Management System’s private investment group. Mr. Long left the University of Texas in March 2000 to co-found Alignment Capital Partners, LLC, a private market portfolio management advisory operation based in Austin, Texas that was reorganized in October 2001 as Alignment Capital Group, LLC (“Alignment Capital”), where he serves as a member and manager. Alignment Capital specializes in alternative asset consulting. Mr. Long holds a Masters in Professional Accounting from the University of Texas at Austin and a Juris Doctor from DePaul University. He is also a Certified Public Accountant.
     JOHN E. MORDOCK - Mr. Mordock, age 61, has been a Class III director of the Corporation since November 14, 2005. Mr. Mordock was appointed as the President and Chief Executive Officer of the Corporation on July 17, 2006. Mr. Mordock was a Partner of Red Bird Capital, LLC, a private equity firm focusing on early stage medical technology companies, from 2001 until July 2006. From 1996 to 2001, Mr. Mordock was President and Chief Executive Officer and a director of Teleflex Instruments & Surgical Services. Mr. Mordock was also President, Chief Operating Officer and a director of Cabot Medical Corporation from 1981 to 1996. Mr. Mordock holds a B.S. and an MBA from La Salle University and an E.P.S.M. from the Graduate School of Business at Stanford University.
     CRAIG J. NICKELS - Mr. Nickels, age 53, has been a director of the Corporation since June 2003. Mr. Nickels has worked as an investment professional in private markets since 1993, when he joined Mr. Long at The University of Texas Management System’s private investment group. Mr. Nickels left the University of Texas in March of 2000 to co-found Alignment Capital, where he serves as a member and manager. Mr. Nickels received his B.B.A. from the University of Texas at Austin and is a holder of the Chartered Financial Analyst designation.
Board and Committee Meetings
     During 2006, the Board met nine times. Each director attended at least 75% of the meetings of the Board. The Audit Committee met seven times during 2006 with all members in attendance. The Compensation Committee met three times during 2006 with all members in attendance.
     It is the Corporation’s policy that directors are invited and encouraged to attend the Annual Meeting of Stockholders. At the time of the 2006 Annual Meeting of Stockholders, the Corporation had eight directors, all of whom attended the meeting.
Committees
     The Board currently maintains an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and a Compensation Committee. The Corporation does not have a Nominating Committee.
Nominating Process
     The Board does not consider it necessary to have a Nominating Committee or written charter since the size of the Board enables all directors to participate in the nominating process and to address the need to attract and retain qualified directors and to fill any vacancies in the Board. Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, the Board considers, among other things, an individual’s business experience, industry experience, breadth of knowledge about issues affecting the Corporation, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. The Board recommended all of the current nominees for Class I directors.
     The Board consists of nine directors. The Board has determined that Cornelius E. Golding, Austin M. Long, III, Craig J. Nickels, Jeffrey B. Reich, M.D. and Elliott H. Singer are independent directors. Although the Corporation is not listed on any exchange or automated quotation system, in making this independence determination, the Board considered the independence standards for directors set forth in the American Stock Exchange Company Guide for its listed companies (the “AMEX Rules”).
     The Board does not have a formal policy that requires it to consider any director candidates that might be recommended by stockholders. The need for such a policy has not arisen since, to date, the

Corporation has not received any recommendations from stockholders requesting that the Board of Directors consider a candidate for inclusion among the Board’s slate of nominees in the Corporation proxy statement. The absence of a formal policy does not mean, however, that a recommendation would not have been considered had one been received. The Corporation will consider director candidates recommended by stockholders. Any stockholder desiring to make such a recommendation should send the recommendation, in writing, to the Corporate Secretary at the address of the Corporation set forth on the first page of this Proxy Statement, by no later than the date by which stockholder proposals for action must be submitted. The recommendation should include the recommended candidate’s biographical data, and should be accompanied by the candidate’s written consent to nomination and to serving as a director, if elected.
Compensation Committee
     The Compensation Committee consists of Messrs. Long, Nickels and Singer (Chair). Messrs. Long, Nickels and Singer were determined by the Board to be independent directors. The principal responsibilities of the Compensation Committee are to evaluate the performance of executive officers, establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Corporation’s stock plans and provide assistance to management regarding key personnel selection. In order to determine the elements and levels of the Corporation’s executive compensation and to gain an understanding of any trends impacting compensation generally, the Committee from time to time gathers information on executive compensation, including salaries, stock options, bonuses and other benefits, from similarly situated biotechnology companies. The Committee weighs this information and reviews the Corporation’s overall performance and makes recommendations regarding compensation to the full Board. To date, no compensation consultant has been engaged to assist the Committee or the Board in connection with establishing executive compensation. The Corporation’s executive officers do not play any role in the determination of officer compensation. The Board adopted a written charter of the Compensation Committee on February 23, 2007, a copy of which is available on the Corporation’s website www.neurologix.net under the heading “Investors/Corporate Governance/Compensation Committee Charter”.
Audit Committee
     The members of the Audit Committee in 2006 were Messrs. Long (Chair), Nickels and Golding. Mr. Mordock was a member of the committee from May 9, 2006 until July 17, 2006, when he was appointed as the President and Chief Executive Officer of the Corporation. Mr. Reich was a member of the committee from January 1, 2006 until May 9, 2006, when he was replaced by Mr. Mordock. Each of Messrs. Long, Nickels, Golding and Reich have been determined by the Board to be independent and Mr. Mordock was also determined to be independent for the period during which he served on the committee. In making this decision, the Board considered Rule 10A-3 of the Securities and Exchange Act, as amended (the “Exchange Act”), and the AMEX Rules. The Board has determined that Messrs. Long and Golding are “financial experts”, as that term is defined under Item 401(e) of Regulation S-B under the Exchange Act. The Board adopted a written charter of the Audit Committee on March 23, 2004 which is reviewed annually and pursuant thereto was amended and restated on March 25, 2005 and February 23, 2007. A copy of the charter is available on the Corporation’s website www.neurologix.net under the heading “Investors/Corporate Governance/Audit Committee Charter”.
     The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Corporation’s independent registered public accounting firm and, in this regard, it meets periodically with the independent registered public accounting firm to review plans for the audit and the audit results, reviews financial statements, accounting policies, tax and other matters for compliance with the requirements of the Financial Accounting Standards Board and government regulatory agencies.
Directors’ Compensation
     The Board has a policy of paying quarterly fixed retainers of $1,500, to each director who is not also an employee of the Corporation plus an additional quarterly retainer of $1,000 for directors who serve on the Audit Committee. The Board’s director compensation policy also provides for annual stock option grants of 30,000 shares with an additional 20,000 shares to directors who serve on the Audit Committee. Annual stock option grants for 2007 will be made to directors immediately following the Annual Meeting.

     The following table sets forth the compensation received by the Corporation’s directors in 2006.

	Fees
	Paid in Cash	Option	Total
Name(1)	($)	Awards ($)(3)	($)
Cornelius E. Golding(2)	1,166	—	1,166
Clark A. Johnson	6,000	39,908	45,908
Austin M. Long, III	10,000	66,514	76,514
Craig J. Nickels	10,000	53,341	63,341
Jeffrey B. Reich, M.D.	7,000	46,984	53,984
Elliott H. Singer	5,250	38,352	43,602

(1)	John E. Mordock, a director and the Corporation’s President and Chief Executive Officer, is an officer of the Corporation and is not included in this table. Mr. Mordock’s compensation is included in the Summary Compensation Table.

Michael Sorell, M.D., a director and the Corporation’s former President and Chief Executive Officer, was an officer of the Corporation until July 17, 2006 and is not included in this table. Dr. Sorell’s compensation is included in the Summary Compensation Table.

Martin J. Kaplitt, M.D., the current Chairman and the Corporation’s former Executive Chairman, was an officer of the Corporation until February 23, 2007 and is not included in this table. Dr. Kaplitt’s compensation is included in the Summary Compensation Table.

(2)	Mr. Golding was elected as a director in August 2006.

(3)	The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), for awards pursuant to the Corporation’s 2000 Stock Option Plan, and thus may include amounts attributable to awards granted during and before 2006. For a discussion of the valuation assumptions, see the footnotes to the Corporation’s financial statements included in its 2006 Annual Report on Form 10-KSB. Aggregate total numbers of stock option awards outstanding are shown below.

				Outstanding
		Expiration	Exercise	Options Stock
Name	Grant Date	Date	Price	(Exercisable)
Cornelius E. Golding	—	—	—	—
Clark A. Johnson	3/23/04	3/23/14	$1.50	10,000
	5/16/05	5/16/15	$1.94	20,000
	5/9/06	5/9/16	$1.80	10,000
Austin M. Long, III	3/23/04	3/23/14	$1.50	50,000
	5/16/05	5/16/15	$1.94	33,333
	5/9/06	5/9/16	$1.80	16,667
Craig J. Nickels	3/23/04	3/23/14	$1.50	50,000
	5/16/05	5/16/15	$1.94	33,333
	5/9/06	5/9/16	$1.80	10,000
	12/1/06	12/1/16	$0.72	6,666
Jeffrey B. Reich, M.D.	5/16/05	5/16/15	$1.94	33,333
	5/9/06	5/9/16	$1.80	10,000
Elliott H. Singer	5/9/06	5/9/16	$1.80	15,000

Policy on Stockholder Communication with Directors
     The Board has a written policy on stockholder and interested party communications with directors, a copy of which is available on the Corporation’s corporate website at www.neurologix.net, under the heading “Investors/Corporate Governance/Stockholder Communication with Directors Policy.”
     Under the policy, stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the Secretary, Neurologix, Inc., One Bridge Plaza, Fort Lee, NJ 07024.
     All communications received as set forth in the preceding paragraph will be opened by the Corporation’s Executive Officers for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the executive officers will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.
CODES OF ETHICS
     The Board has adopted an Amended and Restated Code of Ethics for its Chief Executive and Senior Financial Officers (the “Financial Code of Ethics”). The Corporation’s Chief Executive Officer and Chief Financial Officer have signed the Financial Code of Ethics and will be held to the standards outlined therein. The Board has also adopted an Amended and Restated Code of Ethics and Conduct applicable to all employees, officers, scientific advisors and directors of the Corporation (together with the Financial Code of Ethics, the “Codes”). Copies of each of these Codes are available at the Corporation’s website at http://www.neurologix.net under the heading “Investors — Corporate Governance”.
COMPENSATION OF EXECUTIVE OFFICERS
     The Corporation’s current executive officers are: (i) John E. Mordock, President and Chief Executive Officer, appointed on July 17, 2006, (ii) Marc L. Panoff, Chief Financial Officer, appointed on January 23, 2006, and (iii) Christine V. Sapan, Senior Vice President, Chief Operating Officer, appointed on July 10, 2006. Dr. Michael Sorell served as President and Chief Executive Officer from September 21, 2004 to July 17, 2006 and Dr. Martin J. Kaplitt served as Executive Chairman from February 10, 2004 to February 23, 2007. For purposes of this proxy statement, the term “Named Executives” shall mean Messrs. Mordock and Panoff and Drs, Sapan, Sorell and Martin Kaplitt.
     The following table presents the aggregate compensation for services in all capacities paid by the Corporation and its subsidiaries in respect of the year ended December 31, 2006 to the Corporation’s

Named Executives. Except as set forth herein, the Named Executives did not receive any compensation from the Corporation during 2006.
Summary Compensation Table

			Option	Other Annual
		Salary	Awards	Compensation
Name and Position	Year	($)	($)(1)	($)		Total ($)
John E. Mordock, President and Chief Executive Officer(2)	2006	91,667	285,208	17,133	(3)	394,008
Marc L. Panoff, Chief Financial Officer(4)	2006	155,692	133,466	—		289,158
Christine V. Sapan, Executive Vice President, Chief Operating(5)	2006	107,452	64,906	34,196	(6)	206,554
Michael Sorell, M.D., President and Chief Executive Officer(7)	2006	132,388	386,044	66,071	(8)	584,503
Martin J. Kaplitt, M.D., Chairman of the Board and Chief Executive Officer (9)	2006	85,000	—	—		85,000

(1)	The amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), for awards pursuant to the Corporation’s 2000 Stock Option Plan, and thus may include amounts attributable to awards granted during and before 2006.

(2)	Mr. Mordock began serving as the Corporation’s President and Chief Executive Officer on July 17, 2006.

(3)	The amount shown for Mr. Mordock under Other Annual Compensation for 2006 reflects (i) $12,383 in expenses paid by the Corporation for lodging and transportation and the related gross up for taxes on income arising out of such expenses, and (ii) $4,750 in director compensation prior to his appointment as President and Chief Executive Officer in July 2006. For a discussion of the valuation assumptions, see the footnotes to the Corporation’s consolidated financial statements included in its Annual Report on Form 10-KSB for the year ended December 31, 2006.

(4)	Mr. Panoff began serving as the Corporation’s Chief Financial Officer and Treasurer on January 23, 2006.

(5)	Dr. Sapan began serving as the Corporation’s Executive Vice President, Chief Development Officer on July 10, 2006.

(6)	The amount shown for Dr. Sapan under Other Annual Compensation for 2006 reflects expenses paid by the Corporation for temporary lodging and transportation pending her relocation to New Jersey as well as a gross up for taxes on income arising out of such expenses.

(7)	Dr. Sorell resigned as the Corporation’s President and Chief Executive Officer on July 17, 2006.

(8)	The amount shown for Dr. Sorell under Other Annual Compensation for 2006 reflects severance payments received in connection with a Separation Agreement entered into between Dr. Sorell and the Corporation effective July 17, 2006.

(9)	Dr. Kaplitt served as the Corporation’s Executive Chairman from September 21, 2004 to February 23, 2007.

Employment Agreements
     John E. Mordock
     Effective July 17, 2006, the Corporation hired John E. Mordock to serve as its President and Chief Executive Officer. Mr. Mordock was initially paid an annual base salary of $200,000, which was increased to $250,000 effective January 1, 2007. He is eligible to receive a bonus based upon his performance and the Corporation’s achievement of its goals, with a target bonus of 25% of his annual salary. On July 19, 2006, Mr. Mordock received options to purchase 250,000 shares of Common Stock, with an exercise price of $1.30 per share, all of which vested on the grant date. All such options will expire on July 19, 2016.
     Christine V. Sapan
     Effective July 10, 2006, Dr. Christine V. Sapan, age 58, was appointed as Senior Vice President, Chief Development Officer of the Corporation. Dr. Sapan’s base annual salary is $225,000 and she is eligible to receive a discretionary annual bonus, with a target bonus of 40% of her annual salary. Dr. Sapan was granted options to purchase 250,000 shares of Common Stock at an exercise price of $1.20 per share, which vest over three years. Dr. Sapan is also entitled to receive a payment of twelve months’ salary in the event she is terminated without cause.
     Marc L. Panoff
     On January 23, 2006, the Corporation hired Marc L. Panoff as its Chief Financial Officer and Treasurer. Mr. Panoff was also appointed as the Corporation’s Secretary on May 9, 2006. Mr. Panoff initially received an annual base salary of $165,000, which was increased to $185,000 effective January 1, 2007. Mr. Panoff’s annual bonus, if any, will be at the discretion of the Board and will depend upon the achievement of goals to be specified by the Board. In connection with Mr. Panoff’s employment, the Corporation, on January 23, 2006, granted Mr. Panoff an option to purchase up to 180,000 shares of Common Stock at an exercise price of $1.70 per share. The 180,000 shares vest as follows: 25,000 shares on January 23, 2006, 35,000 shares on January 23, 2007, and 60,000 shares on each of January 23, 2008 and 2009.
Deductibility of Compensation
     Section 162(m) of the Code generally limits to $1,000,000 the Corporation’s federal income tax deduction for compensation paid in any year to each of its chief executive officer and the four other highest paid executive officers, to the extent such compensation is not “performance-based” within the meaning of Section 162(m). The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility under Section 162(m), although the Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee’s judgment, it is in the Corporation’s best interest to do so.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards to the Named Executive Officers as of December 31, 2006. No stock awards or equity incentive plan awards were granted to such persons during 2006.

	Number of Securities	Number of Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option Exercise	Option Expiration
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Date
John E. Mordock	271,667	43,333 (1)	$1.80	5/09/16

	250,000	—	$1.30	7/09/16

Marc L. Panoff	25,000	155,000 (2)	$1.70	1/23/16

Christine V. Sapan	—	250,000 (3)	$1.20	7/10/16

Michael Sorell, M.D.	787,815	—	$0.75	9/30/07

Martin J. Kaplitt, M.D.	—	—

(1)	50% percent of these stock options vest on each of May 9, 2007 and May 9, 2008. These options become vested and exercisable in full upon a change of control of the Corporation

(2)	One-third of these stock options vest on each of July 10, 2007, July 10, 2008 and July 10, 2009. These options become vested and exercisable in full upon a termination of Dr. Sapan’s employment by the Corporation without cause, Dr. Sapan resigns as a result of a demotion of her position or a diminution in her duties, or upon a change of control of the Corporation.

(3)	35,000 of these options vest on January 23, 2007, and 60,000 vest on each of January 23, 2008 and January 23, 2009. If Mr. Panoff’s employment is terminated by the Corporation without cause, all options scheduled to vest in the year of termination become vested and exercisable in full. All options become vested and exercisable in full upon a change of control of the Corporation.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Since the February 2004 merger whereby the Corporation (then known as Change Technology Partners, Inc.) acquired Neurologix, Inc., (then known as NRI) Refac, which is 90% owned by PCM, provided consulting services to the Corporation at a basic monthly retainer of $5,000 subject to a quarterly adjustment to reflect the services rendered during such quarter. The agreement was terminated effective August 1, 2005. Under this arrangement, the Corporation paid $42,500 with respect to services rendered during 2005.
     The Corporation is party to an Amended and Restated Consulting Agreement, dated April 25, 2005, with Dr. Michael G. Kaplitt, one of Neurologix’s scientific co-founders and the son of Dr. Martin J. Kaplitt, the Corporation’s Chairman of the Board and former Executive Chairman. Pursuant to the terms of this agreement, Dr. Kaplitt provides advice and consulting services on an exclusive basis in scientific research on human gene therapy in the nervous system and serve as a member of the Corporation’s

Scientific Advisory Board. Dr. Kaplitt was paid an annual retainer of $100,000 in equal quarterly installment payments from October 2005 through September 2006. Effective October 1, 2006 Dr. Kaplitt’s annual retainer was increased to $175,000 payable in equal quarterly installment payments, which installment payments commenced in January 2007. The Corporation paid Dr. Kaplitt approximately $25,000 and $100,000 in retainer fees in 2005 and 2006 respectively thereunder. Under this agreement, the Corporation granted Dr. Kaplitt non-qualified stock options to purchase 160,000 shares of Common Stock at an exercise price of $2.05 per share on April 25, 2005. Dr. Kaplitt is also the neurosurgeon who performed the surgical procedures on the twelve patients required by the protocol for the Corporation’s sponsored Phase I clinical trial for the treatment of Parkinson’s disease.
     From May 2005 to November 2005, the Corporation had an administrative services agreement with PCM pursuant to which PCM performed certain administrative services for the Corporation in consideration for a monthly fee of $3,000. The administrative services agreement was terminated by the Corporation in November 2005.
     From June 2000 through June 2004, the Corporation had a research agreement with Rockefeller University (“Rockefeller”) pursuant to which the Corporation funded certain research conducted by Dr. Michael Kaplitt and others. As a result of this research, Rockefeller obtained three U.S. patents in which Dr. Michael Kaplitt is named as a co inventor and one on which he is named as the sole inventor. Rockefeller has exclusively licensed these patents to the Corporation. Dr. Michael Kaplitt is also named as a co-inventor on a patent that Rockefeller has non-exclusively licensed to the Corporation.
     In accordance with Rockefeller’s Intellectual Property Policy, an aggregate of one-third of all income it receives from licensing transactions is paid to the inventors. Dr. Michael Kaplitt has advised the Corporation that he received cash payments from Rockefeller in each of 2005 and 2006 of less than $2,000 under this policy. In December 2002, the Corporation issued to Rockefeller 368,761 shares of Common Stock in exchange for the cancellation of certain fees under its exclusive patent license agreement with the Corporation. If Rockefeller sells these shares, Dr. Michael Kaplitt estimates that he will be entitled to approximately 25% of the proceeds. In addition, he estimates that he will have a similar interest in future royalties that may become payable under this exclusive patent license agreement.
     Dr. Matthew During, a founder of the Corporation and a member of its Scientific Advisory Board, has advised the Corporation that in each of 2005 and 2006 he received approximately $17,000 from Thomas Jefferson University (“TJU”) as a result of payments made by the Corporation to TJU under two exclusive license agreements. The amounts received by Dr. During represent approximately 18% of the total payments made by the Corporation to TJU in each of 2005 and 2006. Dr. During will also have a similar interest in future royalties that may become payable under the agreement with TJU. Dr. During and the Corporation entered into a consulting agreement in October 1999 which was subsequently amended. The consulting agreement provides for payments to Dr. During of $175,000 per year through September 2007.
     The Corporation is party to a sublease, dated August 10, 2004, with PCS that provides for the lease of approximately 1,185 gross rentable square feet of space at One Bridge Plaza, Fort Lee, New Jersey 07024 through January 31, 2008 at a base annual rent of approximately $35,000. The rent that the Corporation pays to PCS is the same rent that PCS pays under its master lease for this space.
     On May 10, 2006, the Corporation issued and sold 342,857 shares of Series C Preferred Stock at a price of $35.00 per share, or a total of approximately $12,000,000 to investors led by GEPT and DaimlerChrysler.

     Effective July 17, 2006, Dr. Michael Sorell resigned as the Corporation’s President and Chief Executive Officer. In connection with such resignation, the Corporation and Dr. Sorell entered into a Separation Agreement. Pursuant to this agreement, the Corporation will pay Dr. Sorell severance of $185,000 payable in equal semi-monthly installments through September 30, 2007. The agreement also provides for the immediate vesting of Dr. Sorell’s stock options. Such options will terminate upon the later of (i) the 15th day following the date on which Dr. Sorell ceases to be a director of the Corporation or (ii) December 31st of the calendar year during which Dr. Sorell ceases to be a director of the Corporation. Dr. Sorell is currently a Class I director of the Corporation, but is not standing for re-election at the 2007 Annual Meeting of Stockholders.
     Effective February 23, 2007, the Corporation entered into a consulting agreement with Martin J. Kaplitt, M.D., the Chairman of the Corporation’s Board of Directors. Under the terms of this agreement, Dr. Martin Kaplitt will provide medical and scientific consulting and advisory services to the Corporation for a one year period, unless sooner terminated pursuant to its terms. Dr. Martin Kaplitt will receive annual compensation of $85,000. Effective as of this date, Dr. Martin Kaplitt no longer serves the Executive Chairman of the Corporation, but will continue to serve as Chairman of the Corporation’s Board of Directors.
     Additionally, the Corporation maintains brokerage accounts with PCS for the Corporation’s marketable securities for which it pays customary brokerage fees.
AUDIT COMMITTEE REPORT
     The Board has an Audit Committee comprised of three directors, each of whom meets the independence and qualification standards for audit committee membership as set forth in the listing standards set forth in the AMEX Rules.
     The Audit Committee oversees the Corporation’s financial and accounting processes on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2006 Annual Report on Form 10-KSB with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Corporation’s management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an independent audit of the consolidated financial statements prepared in accordance with generally accepted accounting principles.
     In performing its oversight function, the Audit Committee reviewed with the Corporation’s independent registered public accounting firm such firm’s judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the Committee has discussed with the independent registered public accounting firm such firm’s independence from management and the Corporation and received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board, Standard No. 1.

     The Committee discussed with the Corporation’s independent registered public accounting firm the overall scope and plans for their audit. The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.
     The Corporation’s management, the Audit Committee and the Board are fully committed to the review and evaluation of the Corporation’s procedures and policies designed to assure effective internal control over financial reporting. All steps and disclosures relating to these matters have been and will remain subject to the oversight of the Audit Committee.
     Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee set forth below and in its charter, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee also approved the selection of the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2006.
     Although the members of the Audit Committee are financially sophisticated they are not professionally engaged in the practice of auditing or accounting, are not employed by the Corporation for accounting, financial management or internal control purposes and are not experts in the fields of accounting or auditing, including the determination of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that BDO Seidman, LLP is in fact “independent.”
                                                             The Audit Committee of the Board,
                                                             Austin M. Long III, Chair
                                                             Cornelius E. Golding
                                                             Craig J. Nickels
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     BDO Seidman, LLP was the Corporation’s independent registered public accounting firm for the year ended December 31, 2006. BDO Seidman does not have any direct or indirect financial interest in the Corporation in any capacity other than that of independent public accountants. A representative of BDO Seidman will be present at the meeting to answer questions by stockholders concerning the accounts of the Corporation and will have the opportunity to make a statement, if such representative desires to do so.

Principal Accounting Firm Fees
     The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2006 and 2005 by the Corporation’s independent registered public accounting firm, BDO Seidman, LLP. BDO Seidman was appointed as the Corporation’s independent registered public accounting firm effective September 12, 2006.

Description	2006	2005

Audit fees	$134,000	—
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$134,000	—

     Audit fees included fees associated with the annual audit, as well as fees associated with the review of the Corporation’s Quarterly Report for the period ended September 30, 2006 on Form 10-QSB. The 2006 audit fee amount includes an estimate of fees to be billed to the Corporation for the 2006 annual audit.
     The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2006 and 2005 by the Corporation’s former independent registered public accounting firm, J.H. Cohn LLP. J.H. Cohn LLP was dismissed as the Corporation’s independent registered public accounting firm effective September 12, 2006.

Description	2006	2005

Audit fees	$37,030	$121,700
Audit related fees	4,644	—
Tax fees	—	—
All other fees	—	—

Total	$41,674	$121,700

     Audit fees included fees associated with the annual audit, as well as fees associated with the reviews of the Corporation’s Quarterly Reports on Form 10-QSB: Audit related fees included fees associated with (i) the transition to the Corporation’s successor independent registered public accounting firm, BDO Seidman and (ii) the review of the registration statement on Form S-8 filed by the Corporation on August 28, 2006.
     The report of J.H. Cohn on the Corporation’s financial statements for the fiscal year ended December 31, 2005 included an explanatory paragraph that noted substantial doubt about the Corporation’s ability to continue as a going concern. The audit reports of J.H. Cohn on the financial statements of the Corporation for the fiscal years ended December 31, 2004 and 2005 did not otherwise contain any adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.
     During the fiscal years ended December 31, 2005 and 2004 and the subsequent interim period through the date of dismissal the Corporation has had no disagreement with J.H. Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     During the preparation of the Corporation’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005, the Corporation, together with J.H. Cohn, identified a material weakness in internal controls relating to its accounting treatment of stock options, including stock options granted to non-employee consultants. As a result of the controls implemented to address this material weakness, during the quarter ended September 30, 2005, the Corporation and J.H. Cohn identified an additional error in accounting for the stock options granted to its then President and Chief Executive Officer. To correct this error, the Corporation amended its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 to restate the financial statements for the three months and six months ended June 30, 2005. Additionally, during the preparation of the Corporation’s 2005 Annual Report on Form 10-KSB, the Corporation, together with J.H. Cohn, identified a material weakness with respect to the recording of certain deferred research and development expense relating to one of the Corporation’s development agreements. Except for the previously disclosed material weaknesses in internal controls described in this paragraph, there have been no events reportable pursuant to Item 304(a)(1)(iv)(B) of Regulation S-B during the fiscal years ended December 31, 2005 and 2004 and the subsequent interim period through the date of dismissal.
     J.H. Cohn was provided with a copy of the foregoing disclosure and was requested by the Corporation to furnish to the Corporation a letter addressed to the Securities and Exchange Commission stating whether J.H. Cohn agrees with the above statements. A copy of such letter, dated September 12, 2006, was included as Exhibit 16.1 to the Corporation’s Current Report on Form 8-K filed on September 18, 2006.
     Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. During 2006, the Audit Committee did not have a pre-approval policy in effect for the approval of service rendered by the Corporation’s independent registered public accounting firm. Therefore, none of the services provided by the independent registered public accounting firm was provided pursuant to the de minimis exception to the pre-approval requirements contained in the SEC’s rules. All services provided by the Corporation’s independent registered accounting firms during 2006 were approved by the Audit Committee prior to the commencement thereof.
OTHER MATTERS
     The Board does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.
PROPOSALS BY STOCKHOLDERS
     Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2008 Annual Meeting of Stockholders of the Corporation, which is currently scheduled to be held on May 8, 2008, must be received by the Corporation at the Corporation’s principal executive offices by December 12, 2007 if they are to be included in the Corporation’s proxy statement and proxy relating to such meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Based solely on its review of Forms 3, 4 and 5 filed under Section 16(a) of the Securities Exchange Act of 1934, as amended, and amendments thereto, the Corporation believes that during fiscal 2006, all Section 16(a) filing requirements applicable to its officers, directors and other principal stockholders of the Corporation were complied with except as follows: (i) the Form 4 filed by GEPT with respect to the dividends on its shares of Series C preferred Stock received on December 1, 2006 was filed ten days late because GEPT relied on a dividend notice from the Corporation which was received after the filing deadline; and (ii) The DaimlerChrysler Corp Master Retirement Trust did not timely file its Form

4s with respect to the dividends on its shares of Series C preferred Stock received on each of June 1, 2006, September 1, 2006 and December 1, 2006.
SOLICITATION OF PROXIES
     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may solicit proxies personally and by telephone and telegraph.
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS
     The Board has adopted a written policy on stockholder and interested party communications with directors, a copy of which is available on the Corporation’s corporate website at http://www.neurologix.net.
WHERE YOU CAN FIND MORE INFORMATION
     The Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. The SEC allows the Corporation to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. A copy of such report is being mailed to the Corporation’s stockholders with this Proxy Statement. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the annual meeting shall also be deemed to be incorporated by reference into this Proxy Statement.
     Our stockholders may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone from the Corporation, by writing to Neurologix, Inc., One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024, and by telephone to 201-592-6451.
     You should rely only on the information contained in this Proxy Statement or other documents to which we refer to vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of the Annual Meeting, and the mailing of the Proxy Statement to stockholders shall not create any implication to the contrary.

By Order of the Board Of Directors

Marc L. Panoff
Chief Financial Officer, Secretary and Treasurer
April 10, 2007

Annex A
PROPOSED RESTATED
CERTIFICATE OF INCORPORATION
OF
NEUROLOGIX, INC.
     The complete text of the certificate of incorporation of Neurologix, Inc., as proposed to be restated, is set forth below. New text is underlined and deleted text is crossed out.
          The undersigned,                                         , certifies that he is the                         of Neurologix, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby certify as follows:
     (1) The name of the Corporation is Neurologix, Inc.
     (2) The name under which the Corporation was originally incorporated was Pangea Internet, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2000.
     (3) This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.
     (4) The text of the Corporation’s Certificate of Incorporation, as amended, is hereby restated to read in its entirety as follows:
1. NAME. The name of the corporation is Neurologix, Inc. (the “Corporation”).
2. ADDRESS; REGISTERED OFFICE AND AGENT. The address of the Corporation’s registered office is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware; and its registered agent at such address is Corporation Service Company.
3. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

4. NUMBER OF SHARES; DESIGNATIONS AND POWERS, PREFERENCES AND RIGHTS AND QUALIFICATIONS, LIMITATIONS AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF.
     4.1 NUMBER OF SHARES. The total number of shares of stock that the Corporation shall have authority to issue is: ~~sixty~~ one hundred and five million ~~(65,000,000), sixty~~ 105,000,000), one hundred million (~~60,000,000~~ 100,000,000) of which shall be shares of Common Stock of par value of one-tenth of one cent ($0.001) each and five million (5,000,000) of which shall be shares of Preferred Stock of par value of ten cents ($0.10) each.
     ~~Immediately upon the effectiveness of filing of this Restated Certificate of Incorporation (the “Effective Time”), each twenty five (25) shares of the Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), shall automatically, without further action on the part of the Corporation or any holder of Old Common Stock, be combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time regardless of when the certificates representing such Old Common Stock are physically surrendered to the Corporation in exchange for certificates representing New Common Stock. After the Effective Time, certificates representing the Old Common Stock will, until surrendered to the Corporation in exchange for certificates representing the New Common Stock, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Restated Certificate of Incorporation and the right to receive cash in lieu of any fractional share interest. No certificates representing fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock shall be entitled to receive in lieu of fractional shares and upon surrender to the Corporation’s transfer agent of their certificates representing Old Common Stock, duly endorsed, a cash payment in an amount equal to the product calculated by multiplying (i) the closing sales price of the Corporation’s Common Stock on the trading day immediately preceding the Effective Time as reported on the Over-the-Counter Bulletin Board or, if no such sales price exists, the mid-range between the last bid and asked price on the date of the Effective Time by (ii) the number of shares of Old Common Stock held by such holder that would otherwise have been converted into a fractional share interest. Upon surrender by a holder of Old Common Stock of a certificate or certificates for Old Common Stock, duly endorsed, to the Corporation’s transfer agent, the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Old Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of New Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fractional share interest.~~*
     4.2 The designation, relative rights, preferences and limitations of the shares of each class are as follows:

*    This language relates to the reverse stock split completed on September 10, 2004. Section 245(c) of the Delaware General Corporation Law provides that this language can be omitted without being deemed a further amendment. Since this change does not constitute an amendment, it is not required to be submitted to a vote of the Corporation’s stockholders under Delaware law.

          4.2.1 The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the Corporation (the “Board”) pursuant to authority so to do which is hereby vested in the Board. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of Preferred Stock may be made dependent upon facts ascertainable outside of the resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board pursuant to the authority vested in it by this Section 4.2.1, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such Preferred Stock. The term “facts” as used in the next preceding sentence shall have the meaning given to it in section 151(a) of the General Corporation Law. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of shares of Preferred Stock.

          4.2.2 Subject to the provisions of any applicable law or of the By-laws of the Corporation, as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stock holders.
          4.2.3 Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board may from time to time determine.
          4.2.4 The Corporation shall hereby create a series of Preferred Stock which series shall be designated as “Series A Preferred Stock” (the “Series A Preferred Stock”). The number of shares initially constituting the Series A Preferred Stock shall be ~~three~~ six hundred ~~thousand (300,000~~ and fifty (650). The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in paragraphs (a) through (f).
               (a) DIVIDENDS. Shares of Series A Preferred Stock shall be entitled to cumulative cash dividends out of any funds legally available therefor, as and when declared and paid thereon in the discretion of the Board at the rate of $0.06 per share (adjusted to take into account stock splits, combinations and other similar transactions affecting the Series A Preferred Stock), payable annually on May 31 commencing on May 31, 2000. Such dividends shall accrue on each share from the date of its original issue and shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid or set apart before any dividend shall be paid on or declared and set apart for the Common Stock or any other series of preferred stock heretofore or hereafter issued. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest. In the event that dividends declared are not sufficient to satisfy the stated cumulative dividend on the Series A Preferred Stock (or on the Series A Preferred Stock and any other series of preferred stock of the Corporation heretofore or hereafter issued having a stated dividend), the holders of the Series A Preferred Stock will share ratably in the dividend (in the case of two or more series having a stated dividend on the basis of its relative stated dividend). Notwithstanding anything herein to the contrary, holders of the Series A Preferred Stock shall not be entitled to payment of any accrued but unpaid dividends existing at the time of a voluntary conversion of the Series A Preferred Stock pursuant to the terms of Section 4.2.4(d)(i) hereunder, and the right of the holders of Series A Preferred Stock to such accrued but unpaid dividends shall be extinguished at such time.
               (b) LIQUIDATED PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (“Liquidation”), the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus of any nature, before any payment shall be made or any assets distributed to the holders of Common Stock, an amount equal to $1.00 per share (adjusted to take into account stock splits, combinations and other similar transactions affecting the Series A Preferred Stock) plus any declared or accrued but unpaid dividends to the holders of Series A Preferred Stock, and no more. If upon any Liquidation the assets of the Corporation to be distributed are insufficient to permit the payment to all holders of Series A Preferred Stock and any other series of Preferred Stock heretofore or hereafter issued of their full preferential amounts, the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock and any other such series in accordance with each holder’s liquidation preference. A consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of the Corporation’s assets shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this paragraph.
               (c) VOTING RIGHTS. Except as otherwise provided by the laws of the State of Delaware or as hereinafter specifically set forth, each share of the Series A Preferred Stock shall have one vote which may be cast on all matters to come before the shareholders of the Corporation, as provided by the laws of the State of Delaware, the Certificate of Incorporation and/or the bylaws of the Corporation. Except as otherwise provided by the laws of the State of Delaware or as hereinafter specifically set forth, the holders of the outstanding shares of Series A Preferred Stock shall vote with the holders of all outstanding shares of capital stock, and not as a separate class or series.
               (d) CONVERSION. The holders of the Series A Preferred Stock shall have the following conversion rights (the “Conversion Rights”):
                    (i) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for the Corporation, into one fully paid and nonassessable share of Common Stock.

                    (ii) CONVERSION PRICE. Each share of Series A Preferred Stock shall be convertible into one share of Common Stock (hereinafter “Conversion Ratio”). The Initial Conversion Price shall be subject to adjustment from time to time as provided herein.
                    (iii) MECHANICS OF VOLUNTARY CONVERSION. Before any holder of Series A Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he shall surrender the certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder of Series A Preferred Stock or his designees by first class mail at the address of such holder as set forth on the books of the Corporation’s transfer agent a certificate or certificates for the number of shares of Common Stock to which he shall be entitled to as aforesaid and a certificate or certificates for any shares of Series A Preferred Stock that are not converted.
          Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
                    (iv) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock, the Conversion Ratio then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock, the Conversion Ratio then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subparagraph (d) shall become effective at the close of business on the date of the subdivision or combination becomes effective.
                    (v) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event of the Corporation at any time, or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock or holders of any other stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or stock convertible into or exchangeable for Common Stock then and in each such event the Conversion Ratio then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, or by multiplying the Conversion Ratio then in effect by a fraction:

               (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
               (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution and/or the number of shares of Common Stock issuable upon conversion or exchange of stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Ratio shall be adjusted pursuant to this Section 4.2.4(d)(v) as of the time of actual payment of such dividends or distributions.
                    (vi) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Commitment Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or shares of stock convertible into or exchangeable for Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments with respect to such securities as are called for during such period under this Section 4.2.4(d)(vi) with respect to the rights of the holders of the Series A Preferred Stock.
                    (vii) ADJUSTMENT FOR REORGANIZATION, RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4.2.4(d)(vii)), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, giving application to all adjustments with respect to such securities as are called for under this Section 4.2.4(d)(vii) with respect to the rights of the holders of the Series A Preferred Stock.

                    (viii) MERGERS, CONSOLIDATIONS OR SALE OF ASSETS. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.2.4(d) (including adjustment of the Conversion Ratio then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.
                    (ix) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.
                    (x) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion or all outstanding shares of the Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
                    (xi) CERTIFICATE OF ADJUSTMENT. Whenever the amount of common shares or other securities deliverable upon the conversion of shares of Series A Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall deliver to each holder of Series A Preferred Stock, not later than 30 days after the date of such adjustment, a certificate signed by the President or one of the Vice Presidents of the Corporation, and by the Treasurer or one of the Assistant Treasurers of the Corporation, stating the adjusted amount of its common shares or other securities deliverable per share of Series A Preferred Stock calculated to the nearest one one-hundredth and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

               (e) REDEMPTION. Holder of Series A Preferred Stock shall not be entitled to demand redemption of any of the shares so held.
               (f) PROTECTIVE LIMITATION.
                    (i) SENIOR SERIES. So long as any shares of Series A Preferred Stock shall remain unredeemed and outstanding the Corporation shall not, without the advance affirmative vote or written consent of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock, taken together as a class, issue any other class of preferred or special shares having any preference or priority as to dividends or assets senior to such preference or priority of the Series A Preferred Stock, or authorize or issue shares of any class of stock or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of any class of stock of this Corporation having any preference or priority as to dividends or assets senior to such preference or priority of the Series A Preferred Stock.
                    (ii) CHANGES. So long as any shares of Series A Preferred Stock shall remain unredeemed and outstanding, the Corporation shall not, without the advance affirmative vote or written consent of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock, adversely change any of the rights and preferences of the Series A Preferred Stock.
               ~~4.2.5 The Corporation shall hereby create a series of Preferred Stock which series shall be designated as “Series B Preferred Stock” (the “Series B Preferred”). The number of shares initially constituting the Series B Preferred Stock shall be four million (4,000,000). The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred are as set forth below in paragraphs (a) through (h).~~
               ~~(a) DIVIDENDS. The holders of the Series B Preferred shall be entitled to receive, out of any funds legally available therefor, such dividends as may be declared from time to time by the Board of the Corporation provided that no dividend or distribution shall be declared or paid on any shares of the Common Stock unless at the same time an equivalent dividend or distribution is declared or paid, as the case may be, on all outstanding shares of Series B Preferred and provided further that any dividend or distribution on Series B Preferred shall be payable at the same rate per share as would be payable on the shares of Common Stock which the holder of the Series B Preferred would be entitled to receive if he had converted the shares of Series B Preferred into Common Stock pursuant to Section 4.2.5(d) hereof immediately prior to the record date of such dividend or distribution.~~
               ~~(b) LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each a “Distribution Event”):~~
                    ~~(i) SERIES B PREFERRED PREFERENCE. The holders of the Series B Preferred shall be entitled to receive with respect to such Distribution Event pro~~

~~rata in accordance with the shares of Series B Preferred then held by them, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such shares, an amount equal to the greater of (x) the aggregate of the Original Issue Price (as defined below) for all such shares of Series B Preferred plus an amount equal to all declared but unpaid dividends on such shares of Series B Preferred and (y) the amount that the holders of Series B Preferred would be entitled to receive if all such shares of Series B Preferred had been converted into Common Stock pursuant to Section 4.2.5(d) hereof immediately prior to the record date for the distributions relating to the Distribution Event. If the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred pro rata in accordance with the shares of Series B Preferred then held by them. The “Original Issue Price” of the Series B Preferred shall be $10.00 per share (as adjusted for any stock dividend, stock splits, recapitalization, reorganizations and other similar transactions with respect to the Series B Preferred).~~
                    ~~(ii) REORGANIZATION, MERGER OR SALE OF ASSETS. Neither a consolidation or a merger of the Corporation with or into any other corporation or corporations nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4.2.5(b).~~
               ~~(c) VOTING RIGHTS. Except as otherwise provided herein or required by law, each share of Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which the Series B Preferred could be converted pursuant to Section 4.2.5(d) hereof as of the record date for the determination of the stockholders entitled to vote on such matter or, if no record date is established, as of the date such vote is taken, and the holders of Series B Preferred shall vote share for share with the holders of the Common Stock without distinction as to class and shall not be entitled to vote separately as a class or series of a class. Nothing set forth in this Section 4.2.5(c) shall be construed as a waiver of the right of the holders of the Series B Preferred to vote as a class when specifically entitled to do so pursuant to Section 6 herein. The voting rights of the Series B Preferred shall include, but not be limited to, the right to vote on the Charter Amendment (as hereinafter defined).~~
               ~~(d) CONVERSION. The holders of the Series B Preferred have conversion rights as follows (the “Conversion Rights”):~~
                    ~~(i) RIGHT TO CONVERT. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock (the “Conversion Rate”) as is determined by dividing the Original Issue Price by the Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon~~

~~conversion (the “Conversion Price”) for the Series B Preferred shall initially be $0.25 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.~~
                    ~~(ii) AUTOMATIC CONVERSION. Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Rate of such stock (x) immediately prior to the closing of the first firmly underwritten public offering of Common Stock of the Corporation that occurs after March 20, 2000 and that is pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (or any other federal agency at the time administering the Securities Act of 1933, as amended (the “Act”)) under the Act, covering the offer and sale of Common Stock to the public at a public offering price per share (before deductions for underwriter commissions and expenses) of not less than four times the then prevailing Conversion Price and that results in proceeds to the Corporation (before deduction for underwriter commissions and expenses) of at least $10,000,000 (a “Qualified Offering”), and (y) upon the conversion of a number of shares of Series B Preferred which when added to all shares of Series B Preferred previously converted at any time equals at least 60% of the number of shares of Series B Preferred issued pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated March 9, 2000 between the Corporation and Pangea Internet Advisors LLC. Upon such automatic conversion, any declared but unpaid dividends shall be paid in accordance with the provisions of Section 4.25(d)(iii). In the event of the automatic conversion of the Series B Preferred upon a Qualified Offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series B Preferred shall not be deemed to have converted such Series B Preferred until immediately prior to the closing of such sale of securities. Notwithstanding the foregoing provisions of this Section 4.2.5(d)(ii), no automatic conversion of the Series B Preferred shall be effected unless and until such conversion will not violate any laws, rules, regulations, orders or other legal requirements of any governing body or until the Charter Amendment shall have occurred, and such automatic conversion shall be held in abeyance pending compliance with any such requirements, provided that the holders of Series B Preferred will use their best efforts to comply with such requirements.~~
                    ~~(iii) MECHANICS OF CONVERSION. Before any holder of Series B Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates for such Series B Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. In the event of an automatic conversion pursuant to Section 4.2.5(d)(ii), the outstanding shares of Series B Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. The Corporation is not obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation~~

~~or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series B Preferred, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Thereupon, the Corporation shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefore, in Common Stock (at the Common Stock’s fair market value determined by the Board of Directors as of the date of such conversion), any declared but unpaid dividends on the shares of Series B Preferred being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, or in the case of automatic conversion on the date of closing of a Qualified Offering or the date on which more than 60% of the originally issued Series B Preferred have been converted into Common Stock and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.~~
                    ~~(iv) FRACTIONAL SHARES. In lieu of any fractional shares to which the holder of Series B Preferred would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.~~
                    ~~(v) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price of the Series B Preferred shall be subject to adjustment from time to time as follows:~~
                         ~~(A) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of the Series B Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of the Series B Preferred shall be increased in proportion to such increase of outstanding shares.~~
                         ~~(B) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, on the effective date of such combination, the Conversion Price of the Series B Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of the Series B Preferred shall be decreased in proportion to such decrease in outstanding shares.~~

                         ~~(C) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), the shares of the Series B Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such holder had converted its shares of the Series B Preferred into Common Stock.~~
                         ~~(D) In case any event shall occur as to which the other provisions of this Section 4.2.5(d)(v) are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights of the holders of Series B Preferred set forth in this Section 4 in accordance with the essential intent and principles hereof, then, in each such case, the Corporation at its expense shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Corporation), which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4.2.5(d), necessary to preserve, without dilution, the conversion rights of the holders of Series B Preferred set forth in this Section 4.2.5(d). Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to the holders of Series B Preferred and shall make the adjustments described therein.~~
                         ~~(E) The provisions of Sections 4.2.5(d)(v)(A), (B), (C) and (D) shall similarly apply to successive events of the type described therein. All calculations under this Section 4.2.5(d)(iv) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.~~
                    ~~(vi) MINIMAL ADJUSTMENTS. No adjustment in the Conversion Price for any Series B Preferred need be made if such adjustment would result in a change in the Conversion Price of less than 1%. Any adjustment of less than 1% which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of 1% or more in the Conversion Price.~~
                    ~~(vii) NO IMPAIRMENT. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.2.5(d) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred against~~

~~impairment. This provision shall not restrict the Corporation’s right to amend its Certificate of Incorporation with the requisite shareholder consent.~~
                    ~~(viii) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for Series B Preferred pursuant to this Section 4.2.5(d), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) all such adjustments and readjustments, (B) the Conversion Rate at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s shares of Series B Preferred.~~
                    ~~(ix) NOTICES OF RECORD DATE AND PROPOSED LIQUIDATION DISTRIBUTION. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Series B Preferred at least 30 days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right. In the event of a liquidation distribution pursuant to Section 4.2.5(b) hereof, the Corporation shall mail to each holder of Series B Preferred at least 30 days prior to the record date applicable to such distribution a notice (A) certifying as to (i) the anticipated aggregate proceeds available for distribution to holders of Series B Preferred and Common Stock, (ii) the amount expected to be distributed pursuant to Section 4.2.5(b) in respect of each share of each outstanding series of Series B Preferred and each share of Common Stock and (iii) the amount expected to be distributed pursuant to Section 4.2.5(b) in respect of each share of outstanding Series B Preferred if the holder of Series B Preferred converted such share of Series B Preferred into Common Stock immediately prior to the liquidation distribution and (B) stating that in connection with such liquidation distribution the holders of shares of Series B Preferred may prior to such liquidation distribution convert their shares of Series B Preferred into Common Stock at the applicable Conversion Rate.~~
                    ~~(x) NOTICES. Any notice required by the provisions of this Section 4.2.5(d) to be given to the holder of shares of the Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the Corporation’s books.~~
                    ~~(xi) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed~~

~~with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which shares of Series B Preferred so converted were registered.~~
               ~~(e) REDEMPTION.~~
                    ~~(i) OPTIONAL REDEMPTION BY CORPORATION. The shares of the Series B Preferred are redeemable at the option of the Corporation in whole or in part at any time and from time to time after March 26, 2001, at a redemption price of $10.00 per share plus an amount equal to the dividends accrued and unpaid (including interest, if any) thereon to the redemption date. In case only a part of the Series B Preferred Stock at the time outstanding is to be redeemed, the shares selected shall be allocated among all of the holders of the Series B Preferred at the time outstanding in proportion to their respective holdings. At least 30 days in advance of the date designated for any redemption pursuant to this paragraph (a), the Corporation shall mail or deliver notices of such redemption to the holders of record of the shares so to be redeemed at their respective addresses as shown on the books of the Corporation.~~
                    ~~(ii) REDEMPTION AT OPTION OF HOLDERS. If the Charter Amendment has not occurred prior to December 31, 2000, then at any time after December 31, 2000 and prior to the Charter Amendment the Corporation shall, upon the written request (a “Redemption Request”) of the holders of at least 50% of the shares of Series B Preferred issued pursuant to the Securities Purchase Agreement, redeem all of the then outstanding shares of the Series B Preferred at the redemption price of $10.00 per share, plus all dividends accrued and unpaid (including interest, if any) on such Series B Preferred up to the date fixed for redemption, upon giving the notice hereinafter provided. “Charter Amendment” means an amendment to the Corporation’s Certificate of Incorporation providing for an increase in the number of shares of Common Stock that the Corporation is authorized to issue so that the number thereof is at least equal to the sum of (A) the number of shares of Common Stock that were outstanding or reserved for issuance immediately prior to the issuance of any share of Series B Preferred pursuant to the Securities Purchase Agreement plus (B) the number of shares of Common Stock that would be required to be issued immediately after the issuance of all shares of Series B Preferred issued pursuant to the Securities Purchase Agreement if all such shares of Series B Preferred were converted at such time plus (C) the number of shares of Common Stock issuable pursuant to the terms of all warrants referred to in the Securities Purchase Agreement. Not less than 30 days after receipt of a Redemption Request, a notice specifying the time and place fixed for redemption of the Series B Preferred shall be given by mail or delivered to the holders of record of the shares of Series B Preferred Stock selected for redemption at their respective addresses as shown on the books of the Corporation. The time so fixed for redemption shall be not less than 30 days after the date of such notice.~~
                    ~~(iii) EFFECT OF REDEMPTION. Upon such date as the Board of Directors shall designate for payment of the redemption price (unless the Corporation shall default in the payment of the redemption price set forth in the Redemption notice), the~~

~~shares of Series B Preferred redeemed shall cease to be deemed outstanding and the holders of certificates therefor shall have no voting or other rights with respect to such shares except the right to receive the moneys payable upon such redemption from the Corporation, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their applicable stock certificates. Upon redemption of the Series B Preferred in the manner set forth herein, the Series B Preferred Stock so redeemed by the Corporation shall be cancelled, shall not be reissued and shall cease to be a part of the authorized shares of the Corporation.~~
                    ~~(iv) LIMITATION ON REDEMPTION AND DIVIDENDS. The option and obligation of the Corporation to redeem shares of the Series B Preferred Stock under Sections 4.2.5(e)(i) and (ii) hereof, shall be subject to the restrictions imposed by applicable law or any provision of any agreement now or hereafter existing relating to the indebtedness of the Corporation for borrowed money, unless such provision shall be waived. In the event that the Corporation shall fail to redeem any shares of Series B Preferred Stock required to be redeemed under Section 4.2.5(e)(ii) hereof, then, until such shares are redeemed, dividends shall accrue on all shares at a rate equal to 10% compounded semi-annually from the date such redemption price is required to be paid to the date payment is made.~~
               ~~(f) COVENANTS. In addition to any other rights provided by law, so long as any shares of Series B Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series B Preferred:~~
                    ~~(i) CERTIFICATE AND BYLAWS. Amend or repeal any provision of, or add any provision to, this Corporation’s Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, such shares of Series B Preferred;~~
                    ~~(ii) AUTHORIZED SHARES. Increase the authorized number of shares of Series B Preferred or increase or decrease the authorized number of shares of preferred stock of the Corporation;~~
                    ~~(iii) SENIOR SECURITIES. Make any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to the Series B Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such class or series; or~~
                    ~~(iv) DISTRIBUTION. Redeem or repurchase any shares of Common Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or its affiliates).~~

               ~~(g) STATUS OF CONVERTED STOCK. In the event any shares of Series B Preferred shall be converted pursuant to Section 4.2.5(b)(iv) hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation, and any declared but unpaid dividends with respect to such converted shares shall be cancelled. The Certificate of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation’s authorized capital stock.~~
               ~~(h) ABSENCE OF CHARTER AMENDMENT. To the extent that the rights of the holders of Series B Preferred set forth in Sections 4.2.5(b)(i), (ii) and (iii) depend upon or relate to the number of shares of Common Stock into which the Series B Preferred may be converted from time to time, such rights shall be construed as if the Corporation has at all times a sufficient number of shares of Common Stock authorized and reserved for issuance to satisfy such conversion rights notwithstanding the fact that a sufficient number of such shares of Common Stock may not be authorized and reserved because of the failure of the Charter Amendment to have been effected or for any other reason.~~
          5. NAME AND MAILING ADDRESS OF INCORPORATOR. The name and mailing address of the incorporator are: Sophia Lee, Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064.
6. BOARD OF DIRECTORS
6.1 NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors (the “Board”). The total number of directors constituting the entire Board shall be not less than three nor more than twelve, with the then-authorized number of directors being fixed from time to time by the Board.
6.2 STAGGERED BOARD. The Board shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially serve until the 2004 annual meeting of stockholders; Class II directors shall initially serve until the 2005 annual meeting of stockholders; and Class III directors shall initially serve until the 2006 annual meeting of stockholders. Commencing with the annual meeting of stockholders in 2004, directors of each class the term of which shall then expire shall be elected to hold office for a three year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.
6.3 ELECTION OF DIRECTORS. Members of the Board may be elected either by written ballot or by voice vote
          7. LIMITATION OF LIABILITY. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived any improper personal benefits.
          Any repeal or modification of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
          8. INDEMNIFICATION.
          8.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, is or was serving as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees, disbursements and other charges). Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.
          8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.
          8.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the “By-laws”), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
          8.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.
          8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws or under section 145 of the General Corporation Law or any other provision of law.
          8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
          8.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.
          8.8 Any director or officer of the Corporation serving in any capacity of (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.
          8.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.
          9. ADOPTION, AMENDMENT AND/OR REPEAL OF BY-LAWS. The Board may from time to time adopt, amend or repeal the By-laws of the Corporation; PROVIDED, HOWEVER, that any By-laws adopted or amended by the Board may be amended or repealed, and any By-laws may be adopted, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.
          ~~10. EFFECTIVE DATE. This Restated Certificate of Incorporation shall be effective at 9:00 a.m. on September 10, 2004~~*
               IN WITNESS WHEREOF, the undersigned hereby declares and certifies that this is the duly authorized act and deed of the Corporation and that the facts herein are true, and accordingly, has hereunto set his hand as of the                      day of                                         , 2007.

Name: Title:

*    This language relates to the reverse stock split completed on September 10, 2004. Section 245(c) of the Delaware General Corporation Law provides that this language can be omitted without being deemed a further amendment. Since this change does not constitute an amendment, it is not required to be submitted to a vote of the Corporation’s stockholders under Delaware law.

NEUROLOGIX, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD FOR
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2007.
     The undersigned hereby appoints John E. Mordock and Marc L. Panoff as proxies with full power of substitution to vote all shares of stock of Neurologix, Inc. of record in the name of the undersigned at the close of business on April 2 at the Annual Meeting of Stockholders to be held on May 9, 2007 at 10:00 a.m. (Eastern time) at the Montammy Golf Club, Route 9W and Montammy Drive, Alpine, New Jersey 07620 or at any postponements or adjournments, hereby revoking all former proxies.
     IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE SPECIFICATION MADE AND “FOR” SUCH PROPOSALS IF THERE IS NO SPECIFICATION.
(Continued and to be voted on reverse side.)
Annual Meeting Proxy Card
1. Election of Directors
The Board of Directors recommends a vote FOR the three directors listed below to the Corporation’s Board of Directors:

	For	Withhold Authority
01–Clark A. Johnson	—	—

02–Jeffrey B. Reich, M.D.	—	—

03–William J. Gedale	—	—
2. Amendment and Restatement of the Company’s Restated Certificate of Incorporation
The Board of Directors recommends a vote FOR the following proposals:

	For	Against	Abstain
To approve the amendment and restatement of the Company’s Restated Certificate of Incorporation to:
i. Increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000	—	—	—
ii. Increase the total number of authorized shares of capital stock from 65,000,000 to 105,000,000	—	—	—
iii. Delete the designation of Series B Preferred Stock	—	—	—
iv. Reduce the number of authorized shares of Series A Preferred Stock from 300,000 to 650	—	—	—
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.
Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
NOTE: PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.

Signature 1:

Signature 2:

Date (mm/dd/yy):